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Exhibit (h)(16)

           AMENDMENT TO THE STATE REGISTRATION SERVICES AGREEMENT BY
          AND BETWEEN WATERHOUSE INVESTORS FAMILY OF FUNDS, INC. AND
                  CLEARSKY, A DIVISION OF AUTOMATED BUSINESS
                            DEVELOPMENT CORPORATION

         Amendment made as of February 26, 1998 to the State Registration Services Agreement as of November 27, 1995 (the "Agreement") by and among WATERHOUSE INVESTORS FAMILY OF FUNDS, INC. (the "Company") and CLEARSKY, a division of Automated Business Development Corporation ("ClearSky").

                                  WITNESSETH:

WHEREAS, the Company and ClearSky desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The Waterhouse Investors Dow Jones Industrial Average(SM) Index Fund is included as a new portfolio series under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                                WATERHOUSE INVESTORS FAMILY
                                                     OF FUNDS, INC.


                                                By:  /s/ Richard W. Ingram
                                                     ------------------------


                                                AUTOMATED BUSINESS
                                                     DEVELOPMENT CORPORATION,
                                                     on behalf of ClearSky


                                                By:  /s/ Peter Lemay
                                                     ------------------------

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